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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
H.F. Ahmanson & Company:

We consent to incorporation by reference in the Registration Statements No. 33-20076, No. 33-00063, No. 33-65247, No. 33-28254, No. 33-53635 and No. 333-07955
on Form S-8, and No. 33-31590, No. 33-42394, No. 33-44686, No. 33-57218, No. 33-
50731 and No. 33-57395 on Form S-3 and Registration Statements No. 333-41645 and No. 333-44167 on Form S-4 of H.F. Ahmanson & Company of our report dated January 15, 1998, except as to Note 2 of notes to Consolidated Financial Statements, which is as of February 13, 1998, and as to Note 19 of notes to Consolidated Financial Statements, which is as of March 16, 1998, relating to the consolidated statements of financial condition of H.F. Ahmanson & Company as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of H.F. Ahmanson & Company and to the reference to our firm under the heading "Selected Financial Data" in the Form 10 -K.

Our report on the Consolidated Financial Statements of the Company dated January 15, 1998, except as to Note 2 of notes to Consolidated Financial Statements, which is as of February 13, 1998, and as to Note 19 of notes to Consolidated Financial Statements, which is as of March 16, 1998, contains an explanatory paragraph which states, that as discussed in Note 1 to the Consolidated Financial Statements, the Company changed its method of accounting for goodwill in 1995.

                                                           KPMG Peat Marwick LLP

Los Angeles, California
March 30, 1998